Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Omega Healthcare Investors, Inc. Registration Statement (Form S-4 No. 333-   ) and related Prospectus of Omega Healthcare Investors, Inc. for the exchange of $700,000,000 of 4.500% Senior Notes due 2027 offered under a private placement for $700,000,000 of 4.500% Senior Notes due 2027 which have been registered under the Securities Act of 1933, as amended, and to the incorporation by reference therein of our reports dated February 26, 2015, with respect to the consolidated financial statements and schedules of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership, and the effectiveness of internal control over financial reporting of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership, included in their Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

October 6, 2015